Exhibit 99.1

Avalon GloboCare Reports Laboratory Services MSO Revenue of $14.7 Million and Net Income of $6.3 Million in 2022

40% Profit Sharing Arrangement with Laboratory Services MSO is Expected to Result in Significant Future Cash Flow to the Company

FREEHOLD, N.J., April 27, 2023 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative cell-based technology, cellular therapy and precision diagnostics, today reported financial results for Laboratory Services MSO, LLC (“LSM”) for the twelve months ended December 31, 2022. In February 2023, Avalon acquired a 40% interest in LSM, a premier clinical diagnostics and reference laboratory.

LSM 2022 Financial Highlights

•	Revenue was $14.7 million
•	Gross profit was $8.1 million
•	Total operating expense was $2.4 million
•	Net income was $6.3 million

“We are pleased to report strong financial results and profitability for LSM in 2022, which we believe is further validation of our strategic investment,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare. “LSM offers an extensive test menu, from general bloodwork to anatomic pathology, urine toxicology, pharmacogenomics (PGx) testing and more, with quick turnaround times. Our goal is to continue to grow LSM’s top and bottom line by taking advantage of a unique roll-up opportunity within the highly fragmented market for laboratory testing and services. By targeting laboratories with exceptional performance, a positive revenue track record and niche-market advantage, we believe we can effectively leverage LSM’s experience and infrastructure to achieve significant synergies.”

Headquartered in Costa Mesa, California, LSM provides a broad portfolio of diagnostic tests including drug testing, toxicology, pharmacogenetics, and a broad array of test services, from general bloodwork to anatomic pathology. Specific capabilities include STAT blood testing, qualitative drug screening, genetic testing, urinary testing, sexually transmitted disease testing and more. LSM has a sophisticated and state-of-the-art facility for clinical diagnostics and reference laboratory. It has also developed a premier reputation for customer service satisfaction and fast turnaround time in the industry. LSM has completed over 600,000 tests since inception and currently has two operational locations in California.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a clinical-stage biotechnology company dedicated to developing and delivering innovative, transformative cellular therapeutics, precision diagnostics, and clinical laboratory services. Avalon also provides strategic advisory and outsourcing services to facilitate and enhance its clients’ growth and development, as well as competitiveness in healthcare and CellTech industry markets. Through its subsidiary structure with unique integration of verticals from innovative R&D to automated bioproduction and accelerated clinical development, Avalon is establishing a leading role in the fields of cellular immunotherapy (including CAR-T/NK), exosome technology (ACTEX™), and regenerative therapeutics. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

For the latest updates on Avalon GloboCare’s developments, please follow our twitter at @avalongc_avco

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding LSM. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com

(tables follow)

LABORATORY SERVICES MSO, LLC AND AFFILIATES

COMBINED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS

CURRENT ASSETS:
Cash	$439,778	$607,982
Accounts receivable	4,088,069	3,086,966
Other current assets	86,277	-

Total Current Assets	4,614,124	3,694,948

NON-CURRENT ASSETS:
Operating lease right-of-use assets, net	1,758,063	-
Finance lease right-of-use assets, net	291,419	-
Property and equipment, net	14,667	18,667

Total Non-current Assets	2,064,149	18,667

Total Assets	$6,678,273	$3,713,615

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$573,395	$184,139
Accrued payroll liability	38,589	42,077
Operating lease obligation	229,874	-
Finance lease obligation	112,457	-

Total Current Liabilities	954,315	226,216

NON-CURRENT LIABILITIES:
Operating lease obligation - noncurrent portion	1,680,017	-
Finance lease obligation - noncurrent portion	178,962	-

Total Non-current Liabilities	1,858,979	-

Total Liabilities	2,813,294	226,216

Commitments and Contingencies (Note 8)

MEMBER’S EQUITY	3,864,979	3,487,399

Total Liabilities and Member’s Equity	$6,678,273	$3,713,615

See accompanying notes to the combined financial statements.

LABORATORY SERVICES MSO, LLC AND AFFILIATES

COMBINED STATEMENTS OF INCOME

	For the Year Ended	For the Year Ended
	December 31, 2022	December 31, 2021

REVENUE	$14,689,747	$18,278,430

COST OF REVENUE	6,612,268	5,002,674

GROSS PROFIT	8,077,479	13,275,756

OPERATING EXPENSES:
Selling and marketing expense	1,344,552	480,269
Professional fees	714,662	375,667
Other general and administrative expenses	296,704	281,128

Total Operating Expenses	2,355,918	1,137,064

OPERATING INCOME	5,721,561	12,138,692

OTHER INCOME (EXPENSE)
Forgiveness of Paycheck Protection Program loan	-	95,000
Employee Retention Tax Credit	609,634	-
Other income	11,938	24,330

Total Other Income, net	621,572	119,330

INCOME BEFORE INCOME TAXES	6,343,133	12,258,022

INCOME TAXES	-	-

NET INCOME	$6,343,133	$12,258,022

See accompanying notes to the combined financial statements.

4